                                 LAW OFFICES
                          THOMAS T. PROUSALIS, JR.
                                  SUITE 800
                       1919 PENNSYLVANIA AVENUE, N.W.
                            WASHINGTON, D.C. 20006
                                (202) 296-9400

FEDERAL PRACTICE                                   FACSIMILE (202) 296-9403

                                              MARCH 11, 1997

Board of Directors
e-Net, Inc.
12800 Middlebrook Road, Suite 200
Germantown, Maryland 20874

     Re:  e-Net, Inc.
          Form SB-2 Registration Statement, and related Prospectus, Registration No. 333-3860

Gentlemen:

     As counsel to e-Net, Inc. ("Registrant"), a Delaware corporation, in connection with the above-referenced SB-2 Registration Statement, and related Prospectus ("Registration Statement"), relating to the registration of 1,500,000 shares of common stock and 1,500,000 common stock purchase warrants, I have examined the Certificate of Incorporation and By-laws of the Registrant, and such other materials as I have deemed relevant and material. Based on the foregoing, and certain representations of the officers, directors and representatives of the Registrant, it is the opinion of this office that:

     1. The Registrant has been duly organized and is validly existing and in good standing in the State of Delaware, the jurisdiction of incorporation.

     2. The aforementioned securities to be registered pursuant to the Registration Statement have been duly and validly authorized by the requisite corporate action in accordance with the general requirements of corporation law.

     3. When, as and if the aforementioned securities are delivered against payment in accordance with the Registration Statement, and related Prospectus, such securities will be validly authorized and issued, fully paid and nonassessable in accordance with the general requirements of corporation law.

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Board of Directors
March 11, 1997
Page 2

     I hereby consent to the use of the opinion of this office as Exhibit
5.0 to the Registration Statement, and related Prospectus, of the Registrant, and further consent to the reference to its name in such Registration Statement, as amended.

                                       Very truly yours,

                                       /s/ Thomas T. Prousalis, Jr.

                                       Thomas T. Prousalis, Jr.

TTP:glm
cc:  Bernstein & Wasserman, LLP
     Bert L. Gusrae, Esq.
     Grant Thornton LLP